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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): July 11, 2001 (June 21, 2001)



                              VALUESTAR CORPORATION
             (Exact name of registrant as specified in its charter)



          Colorado                        0-22619               84-1202005
          --------                        -------               ----------
 (State or other jurisdiction of      (Commission File        (I.R.S. Employer
         incorporation)                    Number)           Identification No.)

         360-22nd Street, #400, Oakland, California                94612
         ------------------------------------------              ----------
          (Address of principal executive offices)               (Zip Code)

                                 (510) 808-1300
                                 --------------
              (Registrant's telephone number, including area code)


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ITEM 5.    OTHER EVENTS

Authorization and Sale of Bridge Notes with Common Stock

On June 21, 2001, ValueStar Corporation (the "Company" or "ValueStar") issued two 12% Bridge Notes for an aggregate principal amount of $1,159,590 (the "Notes") for cash of $1,000,000 and $159,590 in lieu of cash finder fees on the prior sale of substantially similar notes (also the "Notes"). The Company issued a total of 5,797,950 shares of common stock to the two holders of these Notes ("Note Shares").

On May 29, 2001 the Company filed a Current Report on Form 8-K describing the prior sale of $2,500,000 of Notes and the issuance of 12,500,000 Note Shares. The terms of the Notes in each issuance have substantially equivalent terms. The prior Note investors also authorized an increase in the maximum amount of Notes that may be sold from $3.5 million to $4.0 million.

The Notes bear interest at the rate of 12% per annum payable in cash at maturity on April 30, 2002 or payable in kind if the Notes are converted into a subsequent round of financing. The Notes plus accrued interest are automatically convertible into a proposed senior convertible note and warrant financing at a later date, subject to certain very specific conditions. There is no guarantee that the Notes will convert into a future round of financing on such designated terms or on any other terms.

First Data Corporation ("FDC"), a strategic investor in the Company, purchased the $1,000,000 principal Note identified above together with 5,000,000 Note Shares for an aggregate purchase price of $1 million. The Company previously entered into two strategic agreements with subsidiaries of FDC which provide for joint marketing of ValueStar's Customer-Rated program to merchants through participating FDC merchant bank relationships, marketing of cardholder benefits through participating FDC issuer bank clients and the operation of a system by FDC to process resulting transactions.

The other Note identified above in the principal amount of $159,590 together with 797,950 Note Shares were purchased by Hull Capital Corporation, an entity related to and controlled by a director of the Company, in consideration of an aggregate of $159,590 in finders fees owed by the Company to Hull Capital.

In connection with this strategic investment by FDC, the Company also entered into a Right of First Negotiation Agreement. This agreement provides FDC a ten business day right to first negotiate with the Company prior to the Company negotiating certain corporate transactions (as defined in the agreement), including a sale or merger, with a specified list of eleven companies considered by FDC to be competitors of FDC. FDC also has certain rights to make a competitive counter offer. The agreement limits the Board of Directors of the Company from entering into definitive agreements with the specified companies if the FDC counter offer is equivalent or superior. This agreement is effective as long as FDC owns not less than 2,386,686 shares of ValueStar common stock on an as converted basis.

All of the above identified securities were sold by the Company without an underwriter and were offered and sold without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption provided by
Section 4(2) thereunder and/or Regulation D, Rule 506 and appropriate legends were placed on the Notes and Note Shares.


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The Company  incurred  other cash costs  estimated at $5,000 in connection  with this sale. The proceeds are being applied to outstanding debts and for operations. As more fully described in the Company's most recent quarterly report on Form 10-QSB dated May 15, 2001, the Company will require additional funds for future operations and the failure to obtain adequate funds could have a material adverse effect on the Company.

The description of these transactions are qualified in their entirety by the full text of the agreements attached as exhibits hereto.

Reference is also made to the Company's periodic reports filed with the Securities and Exchange Commission and, in particular, the risk factors set forth therein.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.
       None

(b) Pro forma financial information.
       None

(c) Exhibits

Each exhibit marked with an asterisk is filed with this report on Form 8-K. Each exhibit not marked with an asterisk is incorporated by reference to the exhibit of the same number (unless otherwise indicated) previously filed by us as indicated below.


4.42 Form of Bridge Loan and Common Stock Purchase Agreement dated June 21, 2001 (filed with Form 8-K dated May 29, 2001)

4.42.1* First Amendment to Bridge Loan and Common Stock Purchase Agreement dated as of June 11, 2001 between the Company and certain Bridge Loan investors.

4.43 Form of Convertible Promissory Note (Bridge Note) due April 30, 2002 between the Company and an aggregate of 42 investors (individual notes differ as to date and amount) (filed with Form 8-K dated May 29, 2001).

4.44* Right of First Negotiation Agreement dated June 21, 2001 between the Company and First Data Corporation.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 VALUESTAR CORPORATION



Date: July 11, 2001                              By: /s/ JAMES A. BARNES
                                                    --------------------
                                                         James A. Barnes
                                                         Treasurer and Secretary